EXHIBIT 99.6
EndX Group Limited
Condensed unaudited consolidated
financial statements
Registered number 3418744
Four months ended 31 March 2004

EndX Group
Condensed unaudited consolidated profit and loss account
Unaudited for the four months ended 31 March 2004

	Note

		£ 000

Turnover	2	486
Cost of sales		(235)

Gross profit		251
Distribution costs		(52)
Administrative expenses		(459)

Operating profit	3	(260)
Interest payable		(17)

Profit on ordinary activities before taxation		(277)
Tax on profit on ordinary activities		64

Profit for the financial period on ordinary activities after taxation		(213)

Dividends		—

Retained profit transferred to reserves		(213)

All amounts relate to continuing activities.

EndX Group
Condensed unaudited consolidated balance sheet
At 31 March 2004

	Note
		£ 000	£ 000
Fixed assets
Intangible assets		2,372
Tangible assets		47

			2,419

Current assets
Stock		—
Debtors	5	416
Cash at bank and in hand		105

		521
Creditors: amounts falling due within one year	6	(849)

Net current assets			(328)

Total assets less current liabilities			2,091

Creditors: amounts falling due after more than one year	7		(587)

Net assets			1,504

Capital and reserves
Called up share capital			429
Share premium			1,289
Profit and loss account			(214)

Equity shareholders’ funds			1,504

EndX Group
Unaudited Consolidated Cash flow statement
for the 4 months ended 31 March 2004

31 March 2004
£000
Reconciliation of operating profit to net cash flow from operating activities

Operating profit	(260)
Depreciation charges	6
Amortisation charges	41
Profit on sale of fixed assets	0
(Increase)/decrease in stocks	0
(Increase)/decrease in debtors	248
(Increase)/decrease in creditors	139

Net cash inflow from operating activities	173

Cash flow statement

Cash flow from operating activities	173

Returns on investments and servicing of finance	(17)
Taxation	(7)
Capital expenditure and financial investment	(15)
Acquisitions	(1,200)
Equity dividends paid	0

Cash (outflow)/inflow before management of liquid resources and financing	(1,066)

Management of liquid resources	627
Financing

Increase/(decrease) in cash in the period	(439)

Reconciliation of net cash flow to movement in net debt

Increase/(decrease) in cash in the period	(439)

Cash acquired	544
Net cash inflow from increase in debt	(627)

Change in net debt resulting from cash flows	(522)
Change in net debt resulting from non cash flow	(264)

Movement in net debt in the period	(786)
Net debt at the start of the period	0

Net debt at the end of the period	(786)

EndX Group
Notes
(forming part of the financial statements)
1 Accounting policies
The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group’s financial statements except as noted below.
Basis of preparation
The financial statements have been prepared in accordance with applicable accounting standards, and under the historical cost accounting rules.
The consolidated financial statements as of and for the six months ended 31 March 2004 are unaudited. The unaudited financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim period.
Basis of consolidation
The condensed consolidated financial statements include the condensed financial statements of the company and its subsidiary undertakings made up to 31 March 2004. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.
Under section 230(4) of the Companies Act 1985 the company is exempt from the requirement to present its own profit and loss account.
Tangible fixed assets and depreciation
Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Office equipment	-	33% per annum on cost
Motor vehicles	-	25% per annum on cost
Foreign currencies
Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.
The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the period. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings. No material foreign currency translation differences have arisen during the period.
Leases
Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.
Taxation
The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes
Deferred taxation is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Turnover
Turnover represents the amounts (excluding value added tax) derived from the provision of computer consultancy and supply of computer products. Licence fee income from the supply of such products is recognised at the time the group has settled its obligations under the contract. Maintenance income is spread over the life of the contract.
2 Turnover
All turnover and results are derived from the group’s principal activity. An analysis of turnover by geographical market is given below:

Four months ended
31 March 2004
£’000

UK	343
Other	143

486

3 Operating profit

Four months ended
31 March 2004
£’000
Operating profit is stated after charging:

Depreciation on tangible fixed assets	6
Amortisation of goodwill	41
Auditors remuneration	64

4 Remuneration of directors

Four months ended
31 March 2004
£’000

Directors’ emoluments	91

The highest paid Director’s salary and bonus being £40,000 for the period.
5 Debtors

31 March 2004
£’000

Trade debtors	413
Prepayments and accrued income	3

416

6 Creditors: amounts falling due within one year

31 March 2004
£’000

Trade creditors and accruals	189
Corporation tax	90
Bank Loans	218
Other Loans	132
Deferred income	220

849

7 Creditors: amounts falling due after more than one year

31 March 2004
£’000

Other Creditors	46
Bank Loans	409
Other Loans	132

587

Reconciliation to U.S. GAAP
The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ from those generally accepted in the United States (US GAAP). The significant differences, as they apply to the financial statement presented, are summarized below.
Goodwill and intangible assets
Under UK GAAP, acquired goodwill has been capitalized and amortized over a period not to exceed 20 years.
Under US GAAP, goodwill and indefinite life intangible assets are not amortized but are subject to periodic impairment tests.
Ultimate parent undertaking
On 28 November 2003 EndX Group Limited was formed and acquired 100% of the ordinary share capital of EndX Limited. In connection with this transaction, the Company reacquired all of the outstanding shares of a 46% minority shareholder. The transaction was recorded at fair value and resulted in goodwill of £2,411,000 which was capitalized and will be written off over 20 years.
Under US GAAP, EndX Group Limited’s acquisition of the minority interest would be accounted for as a step acquisition and would result in a partial change in the accounting basis of the Company’s assets.
Following is a reconciliation of the net assets of the Company shown in the financial statements to the net assets according to generally accepted accounting principles in the United States:

		Adjustments
		necessary to
		reconcile to	As
	As Reported	US GAAP	Adjusted
	£000	£000	£000
Net working capital	521	—	521
Property, plant & equipment	47	—	47
Goodwill	—	533	533
Intangible assets	2,372	(1,819)	553
Notes payable and other long-term liabilities	(1,436)	—	(1,436)
	£1,504	£(1,286)	£218
Under US GAAP, the intangible assets acquired, representing primarily software, patents, trademarks, and customer lists, would be amortized over their estimated useful life, which is estimated to be 8 years. On a straight-line basis, the amortization expense on intangible assets would be £72,000 per year.
A reconciliation of net income as shown in the financial statements to net income according to generally accepted accounting principles in the United States follows:

Four months ended
March 31, 2004
£000
Net income under UK GAAP	(213)
Adjustments:
Goodwill amortization	41
Amortization of intangible assets	(24)
Net income according to generally accepted accounting principles in the United States	(196)
A reconciliation of the consolidated cash flow statement as shown in the financial statements to cash flows from operating, investing and financing activities under US GAAP.

Four months ended
March 31, 2004
£000
Cash flows from operating activities	149
Cash flows from investing activities	(1,215)
Cash flows from financing activities	627
Net movement in cash in the period under US GAAP	(439)
Cash at the beginning of the period under US GAAP	544
Cash at the end of the period under US GAAP	105